Exhibit 10.13

AMENDMENT NO. 1 TO SERVICE AGREEMENT

BETWEEN INCUBE LABS, LLC AND RANI THERAPEUTICS, LLC

This Amendment No. 1 (the “Amendment”) amends the Service Agreement with an effective date of January 1, 2019, by and between Rani Therapeutics, LLC (“Rani”) and InCube Labs, LLC (“InCube”) and is effective as of January 1, 2020.

WHEREAS, Rani and InCube now wish to amend the Service Agreement in the manner set forth below.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Rani and InCube hereby agree as follows:

1. Amendments. Exhibit A of the Service Agreement is hereby deleted in its entirety and replaced with the attached Amended Exhibit A Service Rates — 2020.

2. Full Force and Effect. To the extent not expressly amended hereby, the Service Agreement and the prior Amendment remain in full force and effect.

3. Entire Agreement. This Amendment, together with the Service Agreement, represent the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to the subject matter herein.

4. Governing Law. This Amendment shall be governed by and construed and interpreted under the laws of the State of California without reference to conflicts of law principles.

5. Modification. This Amendment may not be altered, amended or modified in any way except by written consent of Rani and InCube. Waiver of any term or provision of this Amendment or forbearance to enforce any term or provision by any party shall not constitute a waiver as to any subsequent breach or failure of the same term or provision or a waiver of any other term or provision of this Amendment.

6. Counterparts. This Amendment may be executed in counterparts, each of which shall be declared an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

RANI THERAPEUTICS, LLC

By: Svai Sanford, CFO

Signed: /s/ Svai Sanford

Date: January 31, 2020

INCUBE LABS, LLC

By: Gary Dang, VP Finance

Signed: /s/ Gary Dang

Date: January 31, 2020

[Signature Page to Amendment No. 1 to Service Agreement]

Amended Exhibit A

Service Rates — 2020

(Effective January 1, 2020 through December 31, 2020)

Occupancy Services:	For occupancy services described in Section 2.1 of the Agreement, InCube will invoice Rani for approximately 22,000 square feet of occupancy at 2051 Ringwood Ave., San Jose, CA 95131 at a full- service rate of $2.96 per square foot. Rani shall pay a monthly flat fee of $65,017.59. This fee will be adjusted for any additional space. InCube will also invoice Rani for common area costs shared by Rani and InCube at cost with no markup. These fees will be subject to semi-annual review and revision upon mutual consent of the Parties.

R&D Services:	For R&D services as described in Section 2.2 of the Agreement, InCube will invoice Rani monthly for the actual hours of the scientists, engineers, technicians, purchasing, legal and quality assurance personnel. The billing will be calculated using an hourly billing rate for each of its employee’s services. The hourly billing rate will be calculated by adding the employee’s salary, fringe benefits and markup and dividing the total by 2,080 hours. The computation of the employee’s fringe benefits and markup are outlined in the chart below:

R&D Services:	Salary	Fringe Benefits	Markup %
Scientists and Engineers	Cost	22% of Salary	75% of Salary
Quality Assurance	Cost	22% of Salary	25% of Salary
Legal / Patent	Cost	22% of Salary	25% of Salary
Purchasing	Cost	22% of Salary	25% of Salary

InCube will attach the list of the R&D employees’ hours with each invoice as documentation.

G&A Services:

For G&A services as described in Section 2.3 of the Agreement, InCube will bill Rani for a monthly flat fee of $43,200. This fee will be subject to review and revision semi-annually, upon mutual consent of the Parties. The fee comprises of the following components:

a.   Accounting & financial services: A monthly recurring charge of $7,130, based on estimated shared services for a VP of Finance.

b.  IT Services: A monthly recurring charge of $16,740, based on estimated shared services for an FTE for the director of IT, a system administrator and assistant administrator.

c.   Facility Services: A monthly recurring charge of $5,330 based on estimated shared services for an FTE for the facilities director.

d.  HR Services and Administrative Support: A monthly recurring charge of $14,000 based on estimated shared services for an FTE HR director and office manager.

Other Services:	For Other Services as described in Section 2.4 of the Agreement, InCube will invoice Rani for the actual hours of business development personnel and investor relations team services. The billing will be calculated using an hourly billing rate for each of its employee’s services. The hourly billing rate will be calculated by adding the employee’s salary, fringe benefits and markup and dividing the total by 2,080 hours. The computation of the employee’s fringe benefits and markup are outlined in the chart below:

Other Services:	Salary	Fringe Benefits	Markup %
Investor Relations	Cost	22% of Salary	25% of Salary
Business Development	Cost	22% of Salary	25% of Salary

As documentation, InCube will attach a list of such employees’ hours with each invoice.